Exhibit 5.1

February 19, 2026

Rank One Computing Corporation

1290 Broadway, Suite 1200

Denver, CO 80203

Re:	Registration Statement on Form S-1 (File No. 333-291913) and on Form S-1MEF

Ladies and Gentlemen:

We have acted as special Colorado counsel to you, Rank One Computing Corporation (the “Company”), a Colorado corporation, in connection with the public offering contemplated by the registration statement on Form S-1 initially filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on December 3, 2025 and declared effective on January 30, 2026 (as amended, the “Base Registration Statement”), and the registration statement on Form S-1MEF filed on the date hereof (the “New Registration Statement” and, together with the Base Registration Statement, the “Registration Statement”), effective automatically upon filing. Pursuant to the Registration Statement, the following additional securities are to be offered, comprising: (i) an offering of 1,000,000 shares of the Company’s common stock (the “Common Stock”), $0.01 par value per share (the “Company Shares”); (ii) up to 150,000 shares of Common Stock, purchased pursuant to over-allotments, if any (the “Over-Allotment Shares”); (iii) up to 70,000 warrants to purchase 70,000 shares of Common Stock that will be issued to the representatives of the underwriters (or up to 80,500 warrants to purchase 80,500 shares of Common Stock if the underwriter’s over-allotment option is exercised in full) (the “Representatives’ Warrants”); and (iv) and up to 70,000 shares of Common Stock underlying the Representatives’ Warrants (or up to 80,500 shares of Common Stock if the underwriter’s over-allotment option is exercised in full) (the “Representatives’ Warrant Shares”) that may be issued upon exercise of the Representatives’ Warrants.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (i) the articles of incorporation of the Company, as amended to date; (ii) the bylaws of the Company, as amended to date; (iii) certain resolutions of the Company’s board of directors and stockholders; (iv) the Base Registration Statement; (v) the New Registration Statement; (vi) the form of Underwriting Agreement filed as an exhibit to the Registration Statement; (vii) the form of the Representatives’ Warrants filed as an exhibit to the Registration Statement; and (vii) such other corporate records, agreements, certificates, including, but not limited to, certificates or comparable documents of public officials and of officers and representatives of the Company, statutes and other instruments and documents as we considered relevant and necessary as a basis for the opinions expressed herein.

KO Law PC	Denver Office	Boulder Office

Website: kofirm.com	745 N Sherman Street	2475 Broadway
Phone: (303) 672-0100	Denver, CO 80203	Boulder, CO 80304
Email: info@kofirm.com

In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and its representatives. We have assumed, without inquiry, (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies; (iii) the legal capacity of all natural persons and the genuineness of all signatures on the Base Registration Statement, the New Registration Statement and all documents submitted to us; and (iv) that the books and records of the Company are maintained in accordance with proper corporate procedures. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that:

(1)	the Company Shares and the Over-Allotment Shares have been duly authorized by all necessary corporate action of the Company and, when issued, delivered and paid for as contemplated in the New Registration Statement and in accordance with the terms of the Underwriting Agreement (as defined in the New Registration Statement), the shares of Common Stock will be validly issued, fully paid and non-assessable;

(2)	the Representatives’ Warrants have been duly authorized by the Company and, when executed by the Company and issued and delivered to the purchaser thereof as contemplated by the New Registration Statement and in accordance with terms of the Underwriting Agreement, such Representatives’ Warrants will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms; and

(3)	the Representatives’ Warrant Shares have been duly authorized and, when issued and delivered by the Company upon exercise of the Representatives’ Warrants against payment therefor in accordance with the terms therein, will be validly issued, fully paid and non-assessable.

We are opining herein solely as to the laws of the State of Colorado and, as to the Representatives’ Warrants constituting valid and legally binding obligations of the Company, solely as to the applicable laws of the State of Colorado that, in our experience, are normally applicable to transactions of the type contemplated by the Representatives’ Warrants. We express no opinion with respect to any other laws. This opinion is limited to the laws in effect as of the date hereof and is provided exclusively in connection with the public offering contemplated by the New Registration Statement.

With regard to our opinion concerning the Representatives’ Warrants constituting valid and legally binding obligations of the Company:

(i)	Our opinion is subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principals of equity (including, without limitation, concepts of materiality, reasonableness, and good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

(ii)	Our opinion is subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.

(iii)	We express no opinion as to any provision of the Representatives’ Warrants: (a) purporting to indemnify a party from its own conduct; (b) purporting to waive or release any rights or agree not to assert set-offs or claims of any kind; (c) purporting to prohibit oral amendments or oral waivers of provisions; (d) purporting to confer jurisdiction on a court to adjudicate any controversy relating to such agreements; (e) purporting to waive any objection to the laying of venue or any claim that an action or proceeding has been brought in an inconvenient forum; (f) purporting to waive trial by jury; (g) relating to indemnification and contribution provisions; (h) relating to releases of claims; (i) relating to liability limitations; (j) as to choice of law provisions; or (k) pursuant to which the parties agree to agree to any matter in the future.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name as it appears in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ KO Law PC
KO Law PC

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